UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2010

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

Adoption of Annual Incentive Program Performance Goals for Calendar Year 2010

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”) established performance objectives for the first six months of its calendar year 2010 annual incentive program (the “2010 AIP”), a program under the Company’s 2004 Executive Incentive Plan (the “EIP”) for Martin B. Anstice, Richard A. Gottscho, Abdi Hariri, and Ernest E. Maddock. A similar recommendation by the Committee with respect to Stephen G. Newberry was also approved by the independent members of the Board.

The 2010 AIP provides for the payment of performance-based compensation based on cash target amounts, which are established as a percentage of base salary paid. These cash target amounts will be earned at percentages ranging from 0% to 100% of the maximum award depending on the level of ongoing operating profit as a percentage of revenue that the Company achieves. In addition, the Committee has the discretion to reduce the amounts of such awards and will base such determinations on metrics related to both corporate performance (including ongoing operating profit as a percentage of revenue) and organizational performance (including market share, new market and new product revenue, gross margin, cash from operations, organizational financial performance, business process improvement, and product development).

Awards under the 2010 AIP will be delivered in cash. The maximum amount payable to an executive under the AIP is 225% of the target opportunity. The target opportunities, as a percentage of the participant’s 2010 base salary paid, are: Mr. Newberry, 150%; Mr. Anstice, 85%; Mr. Maddock, 80%; Dr. Gottscho, 80%; and Mr. Hariri, 75%.

Adoption of Performance Goals for First Half of Calendar Year 2010 under the Company’s 2009/2010 Multi-Year Incentive Program

The Committee established performance factors for the first six months of 2010 under the Company’s 2009/2010 Multi-Year Incentive Program (the “2009/2010 MYIP”) for Mr. Anstice, Dr. Gottscho, Mr. Hariri, and Mr. Maddock. A similar recommendation by the Committee with respect to Mr. Newberry was also approved by the independent members of the Board. The 2009/2010 MYIP is the cash component of the 2009/2010 Long-Term Incentive Program (the “2009/2010 LTIP”). Target and maximum award opportunities for the 2009/2010 MYIP were established when the 2009/2010 LTIP was adopted in February 2009 and no changes have been made to those targets or maximums. For the first six months of 2010, the performance factor is calculated utilizing ongoing operating profitability. Consistent with prior years’ programs, the award resulting from achievement of this factor may be enhanced by a stock price performance multiplier if the Company’s stock price increases above a specified baseline price. Actual payouts may vary from 0 to 2.5 times target amounts depending on achievement of the performance factor and the stock price. Awards will vest, to the extent earned, and will be paid in cash in 2011.

Adoption of Target Amounts, and Performance Goals for the First Half of Calendar Year 2010, under the Company’s 2010/2011 Long-Term Incentive Program

The Committee also set 2010 target amounts and maximum award opportunities under the 2010/2011 Long-Term Incentive Program (the “2010/2011 LTIP”) for Mr. Anstice, Dr. Gottscho, Mr. Hariri and Mr. Maddock. A similar recommendation by the Committee with respect to Mr. Newberry was approved by the independent members of the Board. For Messrs. Newberry, Anstice, Gottscho, Hariri and Maddock, the target amounts under the 2010/2011 LTIP were set at $4,500,000, $2,000,000, $1,350,000, $1,250,000 and $1,600,000, respectively.

The 2010/2011 LTIP has two components: (1) a cash component pursuant to the 2010/2011 MYIP; and (2) an equity component (the “2010/2011 Long-Term Equity Component”) governed by the Company’s 2007 Stock Incentive Plan. Under the 2010/2011 LTIP, one-half of the target value is allocated to the 2010/2011 MYIP and the other half to the 2010/2011 Long-Term Equity Component.

The performance factor for the first six months of 2010 under the cash component pursuant to the 2010/2011 MYIP is the same as under the 2009/2010 MYIP: ongoing operating profitability. The award resulting from achievement of this factor may be enhanced by the same stock price performance multiplier adopted for the 2010 year of the 2009/2010 MYIP. Actual payouts may vary from 0 to 2.5 times target amounts depending on achievement of the performance factor and the stock price. Accruals under the 2010/2011 MYIP will be based on the Company’s performance during calendar years 2010 and 2011. Awards will vest, to the extent earned, and be paid in cash in 2012.

Under the 2010/2011 Long-Term Equity Component, 50% of the component is delivered in restricted stock units (“RSUs”) with time-based vesting and 50% is delivered in RSUs with performance-contingent vesting. On February 5, 2010, each named executive officer received a grant of RSUs with time-based vesting and a grant of RSUs with performance-contingent vesting. The number of RSUs with time-based vesting granted equals one-half of the target amount allocated to the 2010/2011 Long-Term Equity Component divided by the closing price of the Company’s common stock on the grant date. Each named executive officer also was granted an RSU with performance-contingent vesting for the same number of shares. The RSUs with time-based vesting will vest on the second anniversary of the grant date so long as the executive remains employed by the Company through the vest date. The RSUs with performance-contingent vesting will vest on the second anniversary of the grant date based on an ongoing operating profitability factor. From 0% to 100% of the shares will vest, depending on the level of ongoing operating profit percentage achieved during the four highest-performing quarters of calendar years 2010 and 2011.

Grant of Awards and Adoption of Vesting Conditions under Global Product Group Key Incentive Program

Dr. Gottscho also participates in the Global Product Group Key Incentive Program. The purpose of this program is to motivate critical technical talent to achieve key long-term performance objectives relating to factors such as penetration of new markets and new product development. On February 1, 2010, the Committee approved a grant of 28,000 RSUs to Dr. Gottscho, which will be made on February 5, 2010, with both performance-based and time-based vesting elements. In order for the RSUs to vest, certain goals with respect to company-wide market share and product line market share must be achieved and Dr. Gottscho must be employed by the Company through the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2010

LAM RESEARCH CORPORATION

By:	/s/ GEORGE M. SCHISLER, JR.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary